National Life Insurance Company

                                Power of Attorney

The undersigned hereby appoints Thomas H. MacLeay, Mehran Assadi and Kerry A. Jung, or any of them, his attorney-in-fact to execute in his name, and on his behalf,

     (1) the VariTrak variable universal life registration statement on Form N-6 and all amendments thereto,

     (2) the Sentinel Estate Provider survivorship variable universal life registration statement on Form N-6 and all amendments thereto,

     (3) the Sentinel Benefit Provider variable universal life registration statement on Form N-6 and all amendments thereto, and

     (4) the Sentinel Advantage variable annuity registration statement on Form N-4 and all amendments thereto,

to be filed by National Life Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended.



     Date: May 11, 2007                  /s/ Harris H. Simmons
           ____________                  _____________________

                                         Harris H. Simmons